EXHIBIT 10.2

Duxford Financial, Inc.

Bayport Mortgage, L.P.

AMENDMENT NO. 2 TO

CREDIT AGREEMENT

This Amendment No.2 to Credit Agreement (this “Amendment”) is entered into as of the 15th day of November, 2004 by and among DUXFORD FINANCIAL, INC., a California corporation (“Duxford”), BAYPORT MORTGAGE, L.P., a California limited partnership (“Bayport”), and GUARANTY BANK (“Lender”) with reference to the following facts:

A.	Duxford, Bayport and Lender are parties to that certain Credit Agreement dated as of August 29, 2003, Amendment No. 1 to Credit Agreement dated as of January 27, 2004, and First Amendment to Credit Agreement dated as of August 27, 2004 (collectively, the “Agreement”).

B.	Pursuant to Section 9.2 of the Agreement, the Agreement may be amended in a writing signed by the applicable Borrower and Lender.

C.	Borrowers and Lender desire to amend the Agreement to revise the limitations on indebtedness set forth in Section 6.2 of the Agreement as set forth herein.

D.	Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained below, the parties hereby agree as follows:

1. Section 6.2. Section 6.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.2 Limitation on Indebtedness. No Related Person shall incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect to any Indebtedness or Guaranty Obligations except:

(a) the Obligations;

(b) trade debt, equipment leases, equipment loans and liens for taxes and assessments not yet due and payable owed in the ordinary course of business;

(c) Indebtedness arising under Permitted Warehouse Facilities; and

(d) Guaranty Obligations with respect to all obligations of William Lyon Homes, Inc., a California corporation (“California Lyon”), respect to (i) $250,000,000 of 10 3/4% Senior Notes due 2013, (ii) $150,000,000 of 7 1/2%

Senior Notes due 2014, and (iii) $150,000,000 of 7 5/8% Senior Notes due 2012 (together, as amended, supplemented, modified or refinanced from time to time, the “Senior Notes”), including, but not limited to, all obligations of California Lyon under the indentures governing the Senior Notes.

2. Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment. The parties acknowledge that all of the provisions of the Agreement, except as expressly provided herein, shall remain in full force and effect in accordance with their terms. The Amendment shall be deemed to be effective as of November 15, 2004.

3. Counterparts. This Amendment may be executed in two or more counterparts and by facsimile transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without regard to conflicts of law or choice of law principles.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWERS:	DUXFORD FINANCIAL, INC., a California corporation

	By:	/s/ Richard Frankel
	Name:	Richard Frankel
	Title:	Chairman

	By:	/s/ Mark A. Carver
	Name:	Mark A. Carver
	Title:	President

BAYPORT MORTGAGE, L.P., a California Limited Partnership

	By:	Duxford Financial. Inc, a California Corporation, its general partner

		By:	/s/ Richard Frankel
		Name:	Richard Frankel
		Title:	Chairman

		By:	/s/ Mark A. Carver
		Name:	Mark A. Carver
		Title:	President

LENDER:	GUARANTY BANK

	By:	/s/ Jon Larson
	Name:	Jon Larson
	Title:	Senior Vice President

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